SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 1
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT


         This Amendment dated as of October 15, 2004, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Combination Stock & Bond Funds, a Delaware statutory trust, and A I M Advisors, Inc., a Delaware corporation.

                              W I T N E S S E T H:

         WHEREAS, the parties desire to amend the Agreement to rename each INVESCO Fund by replacing "INVESCO" with "AIM" and further to change the name of INVESCO Core Equity Fund to AIM Core Stock Fund;

         NOW, THEREFORE, the parties agree as follows;

         1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES



NAME OF FUND                               EFFECTIVE DATE OF ADVISORY AGREEMENT
------------                               ------------------------------------
AIM Core Stock Fund                                     November 25, 2003

AIM Total Return Fund                                   November 25, 2003

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR


         The Trust shall pay the Advisor, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              AIM CORE STOCK FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  ------------
First $350 million...............................................0.60%
Next $350 million................................................0.55%
Next $1.3 billion................................................0.50%
Next $2 billion..................................................0.45%
Next $2 billion..................................................0.40%
Next $2 billion..................................................0.375%
Over $8 billion..................................................0.35%


                             AIM TOTAL RETURN FUND

NET ASSETS                                                  ANNUAL RATE
----------                                                  -----------
First $500 million...............................................0.75%
Next $500 million................................................0.65%
Next $1 billion..................................................0.50%
Next $2 billion..................................................0.45%
Next $2 billion..................................................0.40%
Next $2 billion..................................................0.375%
Over $8 billion..................................................0.35%"



         2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

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
         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.


                                          AIM COMBINATION STOCK & BOND FUNDS


Attest:   /s/ Lisa Moss                   By:    /s/ Robert H. Graham
          ---------------------------            ----------------------------
              Assistant Secretary                   Robert H. Graham
                                                    President


(SEAL)


                                          A I M ADVISORS, INC.


Attest:   /s/ Lisa Moss                   By:    /s/ Mark H. Williamson
          ---------------------------            ----------------------------
              Assistant Secretary                   Mark H. Williamson
                                                    President


(SEAL)

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